                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     IDACORP, Inc. and Idaho Power Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                  [ LOGO ] IDACORP         [ LOGO ] Idaho Power

                 NOTICE OF JOINT ANNUAL MEETING OF SHAREHOLDERS
                         MAY 16, 2002, AT BOISE, IDAHO

                                                                   April 8, 2002


         TO THE SHAREHOLDERS OF IDACORP, INC. AND IDAHO POWER COMPANY:

Notice is hereby given that the Joint Annual Meeting of Shareholders of IDACORP, Inc. ("IDACORP") and Idaho Power Company ("Idaho Power") will be held on May 16, 2002 at 10:00 a.m. local time at the Idaho Power Corporate Headquarters Building, 1221 West Idaho Street, Boise, Idaho, for the following purposes:

      1. to elect four Directors of IDACORP and Idaho Power for a three year term;

      2. to ratify the selection of Deloitte & Touche LLP as independent auditor for IDACORP and Idaho Power for the fiscal year ending December 31, 2002;

      3. to act upon a shareholder proposal requesting IDACORP to establish a written policy on the rights of indigenous peoples; hold ongoing consultations with Native American Indian Tribes impacted by IDACORP operations and report to shareholders by August of 2002 regarding actions taken with respect to indigenous peoples;

      4. to act upon a shareholder proposal requesting IDACORP to provide a report reviewing the relicensing process for the Hells Canyon Complex and assessing the impact on shareholder value of any capital spending or limits on operations required to secure a relicense of the Complex; and

      5. to transact such other business that may properly come before the meeting and any adjournment or adjournments thereof.

      Common shareholders of record of IDACORP and Idaho Power and holders of Idaho Power 4% Preferred Stock and 7.68% Series, Serial Preferred Stock at the close of business on March 28, 2002, are entitled to vote at the meeting.

      All shareholders are cordially invited to attend the Joint Annual Meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE VOTE YOUR PROXY PROMPTLY. It is important that your shares be represented at the meeting. Please vote your proxy, regardless of the size of your holdings, as promptly as possible. Any shareholder voting a proxy who attends the meeting may vote in person by revoking that proxy prior to or at the meeting.


                                        By Order of the Boards of Directors

                                        /s/ Robert W. Stahman
                                        -------------------------
                                        Robert W. Stahman
                                        Corporate Secretary

                  TO SHAREHOLDERS WHO RECEIVE MULTIPLE PROXIES
IF YOU OWN IDACORP COMMON STOCK OR IDAHO POWER PREFERRED STOCK OTHER THAN THE SHARES SHOWN ON THE ENCLOSED PROXY, YOU WILL RECEIVE A PROXY IN A SEPARATE ENVELOPE FOR EACH SUCH HOLDING. PLEASE VOTE EACH PROXY RECEIVED.

                             JOINT PROXY STATEMENT

                                 IDACORP, Inc.
                              Idaho Power Company
                             1221 West Idaho Street
                                  P. O. Box 70
                            Boise, Idaho 83707-0070

GENERAL INFORMATION

      This Joint Proxy Statement and the accompanying form of proxy will first be sent to shareholders on or about April 8, 2002 and are provided to the shareholders of IDACORP and Idaho Power in connection with the solicitation of proxies on behalf of the Boards of Directors of IDACORP and Idaho Power for use at their Joint Annual Meeting of Shareholders and any adjournments or postponements thereof. The Joint Annual Meeting is scheduled to be held on May 16, 2002, at 10:00 a.m., local time, at the Idaho Power Corporate Headquarters Building, 1221 West Idaho Street, Boise, Idaho.

COST AND METHOD OF SOLICITATION

      The cost of soliciting proxies will be paid by IDACORP and Idaho Power. In order to be assured that a quorum of outstanding shares will be represented at the meeting, proxies may be solicited by officers and regular employees of IDACORP or Idaho Power, personally or by telephone, telegraph, fax or mail or other electronic means, without extra compensation. In addition, the solicitation of proxies from brokers, banks, nominees and institutional investors will be made by Corporate Investor Communications, Inc., at a cost of approximately $4,000 plus out-of-pocket expenses. IDACORP and Idaho Power will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to beneficial owners.

MATTERS TO BE VOTED UPON

      As of April 8, 2002, the only known business to be presented at the 2002 Joint Annual Meeting of shareholders is as follows: Shareholders of IDACORP will vote on (1) the election of four Directors of IDACORP; (2) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of IDACORP, Inc.; (3) the shareholder proposal regarding the rights of indigenous peoples; and (4) the shareholder proposal regarding the relicensing process for the Hells Canyon Complex. Shareholders of Idaho Power will vote on (1) the election of four Directors of Idaho Power and (2) the ratification of the appointment of Deloitte & Touche LLP as independent auditors of Idaho Power. See "Other Business."

RECORD DATE

      The Boards of Directors have fixed March 28, 2002, as the date for the determination of shareholders of IDACORP and Idaho Power entitled to notice of and to vote at the meeting. Only shareholders of record at the close of business on March 28, 2002 will be entitled to vote at the meeting.

VOTING SECURITIES

      The outstanding voting securities of IDACORP as of the record date for the meeting are 37,729,352 shares of common stock, no par value, each share being entitled to one vote.

      As a result of the holding company formation on October 1, 1998, IDACORP holds 100% of the issued and outstanding shares of common stock of Idaho Power and approximately 92% of the total voting power of Idaho Power. The outstanding shares of Idaho Power's preferred stock were unchanged by the holding company formation and continue to be outstanding shares. Holders of voting preferred stock of Idaho Power hold approximately 8% of Idaho Power's total outstanding voting power.

      The outstanding voting securities of Idaho Power as of the record date for the meeting are as follows: 37,612,351 shares of common stock, $2.50 par value, held by IDACORP, each share being entitled to one vote; 142,745 shares of 4% Preferred Stock, $100 par value, each share being entitled to twenty votes; and 150,000 shares of 7.68% Series, Serial Preferred Stock, $100 par value, each share being entitled to one vote. The aggregate voting power of outstanding voting securities for Idaho Power is 40,617,251 votes.

VOTING

      Shareholders of record may vote their proxies by telephone, through the Internet or by marking, signing, dating and returning the proxy card in the enclosed postage-prepaid envelope.

      Shareholders whose shares are held by a bank or broker may be able to vote by telephone or through the Internet. Follow the instructions you receive from your bank or broker.

      Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be paid by the shareholder.

      IDACORP and Idaho Power have been advised by counsel that the procedures for Internet and telephone voting are consistent with the requirements of applicable law.

      Under the Idaho Business Corporation Act, a majority of the votes entitled to be cast on a matter by a voting group constitutes a quorum of that voting group for action on that matter. Assuming a quorum of each company is present, the following votes are required for approval of each proposal at the Joint Annual Meeting:

            (i) Proposal No. 1 - directors of IDACORP and Idaho Power are elected by the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors for that company. Votes may be cast in favor or withheld; votes that are withheld will have no effect on the results.

            (ii) Proposal No. 2 - the ratification of the selection of an independent auditor for IDACORP and Idaho Power is approved where the votes cast within the voting group in favor exceed the votes cast opposing ratification for that company.

            (iii) Proposal No. 3- the shareholder proposal regarding the rights of indigenous peoples is approved when the IDACORP votes cast within the voting group in favor exceed the votes cast against the proposal.

            (iv) Proposal No. 4 - the shareholder proposal regarding the relicensing process for the Hells Canyon Complex is approved when the IDACORP votes cast within the voting group in favor exceed the votes cast against the proposal.

      Abstentions and broker non-votes, if any, will have no effect on the results with respect to Proposals 2, 3 and 4.

      If no direction is given by a shareholder, proxies received will be voted FOR Proposal No. 1, election of management's nominees for Directors, FOR Proposal No. 2, ratification of the selection of Deloitte & Touche LLP as independent auditor for the fiscal year 2002; AGAINST Proposal No. 3, the shareholder proposal regarding the rights of indigenous peoples (IDACORP shareholders only); and AGAINST Proposal No. 4, the shareholder proposal regarding the relicensing process for the Hells Canyon Complex (IDACORP shareholders only).

      A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy by oral notice at that time. Otherwise, revocation of a proxy must be mailed to the Secretary of IDACORP or Idaho Power at 1221 West Idaho Street, Boise, Idaho 83702-5627, and received prior to the meeting.

SECRET BALLOT

      It is the policy of IDACORP and Idaho Power that all proxies for the Joint Annual Meeting that identify shareholders, including employees, are to be kept secret, and no such document shall be available for examination nor shall the identity and vote of any shareholder be disclosed to IDACORP or Idaho Power representatives or to any third party. Proxies shall be returned to the independent tabulator who receives, inspects and tabulates the proxies. Individual voted proxies and ballots are not seen by nor reported to IDACORP or Idaho Power except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent election inspectors to certify the results of the shareholder vote, (iii) in the event of a matter of significance where there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition proxy statement filed with the Securities and Exchange Commission, or
(iv) to respond to shareholders who have written comments on their proxies.

                            1. ELECTION OF DIRECTORS

      IDACORP's and Idaho Power's Boards of Directors each consist of the same 11 members. IDACORP's Articles of Incorporation, as amended, and Idaho Power's Restated Articles of Incorporation, as amended, provide that Directors be elected for three-year terms with approximately one-third of the Board of Directors to be elected at each annual meeting of shareholders. The four Directors standing for election for the IDACORP and Idaho Power Boards of Directors at the 2002 Joint Annual Meeting are identified below as nominees for election with terms to expire in the year 2005. All nominees are currently Directors of IDACORP and Idaho Power. Peter T. Johnson has reached age 70, the mandatory retirement age under the Idaho Power charter, and retired from the Boards February 3, 2002. Mr. Johnson has served as director since 1993. The Board thanks Mr. Johnson for his 9 years of distinguished service to IDACORP and Idaho Power.

      Unless otherwise instructed, proxies received will be voted in favor of the election of the Director nominees of the appropriate company. While it is not expected that any of the nominees will be unable to qualify for or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for nominees selected by the appropriate Board of Directors.

      EACH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ITS NOMINEES LISTED BELOW.


IDACORP AND IDAHO POWER NOMINEES FOR ELECTION - TERMS EXPIRE 2005

ROGER L. BREEZLEY . . . . . . .    Private Investor; formerly a director (1983-1995),
                                   Chairman of the Board (1987-1994) and Chief Executive
                                   Officer (1987-1993) of U.S. Bancorp; director of
                                   IDACORP Technologies, Inc.; director of Idaho Power
                                   since 1993 and IDACORP since 1998. Age 64

JOHN B. CARLEY. . . . . . . . .    Former President (1984-1996) and Chief Operating
                                   Officer (1990-1996) of Albertson's, Inc.; director of
                                   IDACORP Technologies, Inc.; director of Idaho Power
                                   since 1990 and IDACORP since 1998. Age 68

JACK K. LEMLEY. . . . . . . . .    Director of Lemley & Associates, Inc. (since 1987),
                                   formerly Chairman of the Board and Chief Executive
                                   Officer and a director of American Ecology Corp.
                                   (1995-2001); director of IDACORP Technologies, Inc.;
                                   director of Idaho Power since 1995 and IDACORP since
                                   1998. Age 67

EVELYN LOVELESS . . . . . . . .    Chief Executive Officer (since 1992) and a director of
                                   Global, Inc.; director of Farmers & Merchants Bank
                                   (since 1999); formerly President of Global, Inc.
                                   (1989-1992); director of Idaho Power since 1987 and
                                   IDACORP since 1998. Age 68

IDACORP AND IDAHO POWER CONTINUING DIRECTORS - TERMS EXPIRE 2004

ROTCHFORD L. BARKER . . . . . .    Director, American Ecology Corporation (since 1996),
                                   Member and former director Chicago Board of Trade;
                                   director of Idaho Power and IDACORP since 1999. Age 65

JON H. MILLER . . . . . . . . .    Chairman of the Board of IDACORP and Idaho Power since
                                   1999; Private Investor; formerly President and Chief
                                   Operating Officer (1978-1990) and a director
                                   (1977-1990) of Boise Cascade Corporation; director of
                                   Fibermark Corporation; director of Ida-West Energy
                                   Company; director of Idaho Power since 1988 and IDACORP
                                   since 1998. Age 64

ROBERT A. TINSTMAN. . . . . . .    Former President and Chief Executive Officer
                                   (1995-1999) and director (1995-1999) of Morrison
                                   Knudsen Corporation; director of Home Federal Savings &
                                   Loan (since 1999); former Chairman of Contractorhub.com
                                   (2000-2001); director of IDACORP Technologies, Inc.;
                                   director of Idaho Power and IDACORP since 1999. Age 55

IDACORP AND IDAHO POWER CONTINUING DIRECTORS- TERMS EXPIRE 2003


CHRISTOPHER L. CULP, Ph.D . . .    Managing Director of C.P. Risk Management L.L.C. and
                                   Adjunct Professor of Finance, Graduate School of
                                   Business at the University of Chicago; director of
                                   IDACORP and Idaho Power since 2002. Age 33

GARY G. MICHAEL . . . . . . . .    Former Chairman of the Board and Chief Executive Officer
                                   (1991-2001) Albertson's, Inc.; director of The Clorox
                                   Company (since 2001), Boise Cascade Corporation (since
                                   1997), Harrah's Entertainment, Inc. (since 2001) and
                                   Questar, Inc. (since 1994); director of IDACORP and
                                   Idaho Power since 2001. Age 62

PETER S. O'NEILL. . . . . . . .    Chairman and CEO, O'Neill Enterprises L.L.C. (since
                                   1990); director of Building Materials Holding
                                   Corporation (since 1993); director of IDACORP Financial
                                   Services, Inc. (since 1999); director of Idaho Power
                                   since 1995 and IDACORP since 1998. Age 65

JAN B. PACKWOOD . . . . . . . .    President and Chief Executive Officer of IDACORP (since
                                   1999) and Chief Executive Officer of Idaho Power (since
                                   2002); formerly President and Chief Executive Officer
                                   (1999-2002); President and Chief Operating Officer
                                   (1997-1999); Executive Vice President (1996-1997) and
                                   Vice President - Bulk Power (1989-1996) of Idaho
                                   Power; director and President of Idaho Energy Resources
                                   Company; director of IDACORP Financial Services, Inc.;
                                   director of Ida-West Energy Company; director of IDACORP
                                   Services Co.; director of IDACORP Technologies, Inc;
                                   director of Velocitus; director of Idaho Power since
                                   1997 and IDACORP since 1998. Age 59

                     MEETINGS OF THE BOARDS AND COMMITTEES

      The IDACORP and Idaho Power Boards of Directors held six meetings in 2001. The average attendance during 2001 at all meetings of the Boards and all meetings of the committees of the Boards was 95 percent. Mr. Breezley was ill during a portion of the 2001 calendar year and as a result attended fewer than 75 percent of all regular and applicable committee meetings in 2001.

      The Committees of each of IDACORP and Idaho Power are the Executive Committee, the Audit Committee, the Compensation Committee and the Investment Committee. The members of the Committees are the same individuals for both IDACORP and Idaho Power. IDACORP has one committee which Idaho Power does not have-the Committee of Outside Directors. Board committees, their membership during 2001 and a brief statement of their principal responsibilities are presented below.

EXECUTIVE COMMITTEE

      The Executive Committees act on behalf of the Boards of Directors of IDACORP and Idaho Power, as applicable, when the respective Boards are not in session, except on those matters which require action of the full Boards. Members of the Committee are Jan B. Packwood (Chairman), Robert D. Bolinder (retired from the Board following the March meeting upon reaching age 70), John
B. Carley, Jack K. Lemley, Jon H. Miller and Robert A. Tinstman (who replaced Mr. Bolinder). During 2001, the IDACORP Executive Committee met two times and the Idaho Power Executive Committee met two times.

AUDIT COMMITTEE

      The Audit Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Boards have established, the audit process and services provided by the independent auditors, the plans and activities of the Internal Audit Department and the conducting of business under the Business Conduct Guide. Members of the Committee are Jack K. Lemley (Chairman), Rotchford L. Barker, Robert D. Bolinder (until his retirement from the Board), Gary G. Michael (who replaced Mr. Bolinder) and Peter T. Johnson (retired in February 2002). During 2001, the IDACORP and Idaho Power Audit Committee met five times.

COMPENSATION COMMITTEE

      The Compensation Committees of IDACORP and Idaho Power assist the Boards of Directors in discharging duties and responsibilities regarding management of the total compensation philosophy, total compensation programs for executives, senior managers and employees, and all other compensation-related matters which properly come before the Boards of Directors. Members of the Committee are John
B. Carley (Chairman), Peter T. Johnson (retired in February 2002), Evelyn Loveless and Peter S. O'Neill. During 2001, the IDACORP and Idaho Power Compensation Committee met four times.

INVESTMENT COMMITTEE

      The Investment Committees of IDACORP and Idaho Power assist the Boards of Directors in fulfilling oversight responsibilities to participants and beneficiaries under the Retirement Plan and to shareholders by reviewing Plan design, formulating investment philosophies and establishing investment policies, establishing performance measurement objectives and benchmarks, monitoring the performance of investment managers, trustees, independent consultants and consulting actuaries to the

Plan, reviewing sufficiency of Plan assets to cover liabilities and reviewing compliance with all applicable laws and regulations pertaining to the Plan. Members of the Committee are Robert D. Bolinder (Chairman) (until his retirement from the Board), Roger L. Breezley, Jon H. Miller, Jan B. Packwood and Robert A. Tinstman (Chairman) (who replaced Mr. Bolinder). During 2001, the IDACORP and Idaho Power Investment Committee met three times.

COMMITTEE OF OUTSIDE DIRECTORS

      In September 1998, the IDACORP Board formed a Committee of Outside Directors. The primary function of the Committee of Outside Directors is to review and evaluate the performance of the Chief Executive Officer and to establish individual and corporate goals and strategies relating to the Chief Executive Officer. It also acts as a nominating committee to review and make recommendations to the Board of Directors for Director candidates to fill Board vacancies and considers shareholder nominees for the Board of Directors for whom timely written resumes are received no earlier than 90 days, and no later than 60 days, prior to the annual meeting. Members of the Committee are all members of the IDACORP Board of Directors who are not officers or employees or former officers of IDACORP or one of its subsidiaries. Members of the Committee are Rotchford L. Barker, Robert D. Bolinder (until his retirement from the Board), Roger L. Breezley, John B. Carley, Gary G. Michael (Mr. Michael replaced Mr. Bolinder), Peter T. Johnson, Jack K. Lemley, Evelyn Loveless, Jon H. Miller, Peter S. O'Neill and Robert A. Tinstman. During 2001, the Committee of Outside Directors met six times.

                       2. RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITOR

      At the Joint Annual Meeting, the shareholders will be asked to ratify the selection by the IDACORP and the Idaho Power Boards of Directors of Deloitte & Touche LLP as the firm of independent public accountants to audit the financial statements of IDACORP and Idaho Power for the fiscal year 2002. This firm has conducted consolidated annual audits of Idaho Power for many years and is one of the world's largest firms of independent certified public accountants. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have an opportunity to make a statement and to respond to appropriate questions.

      EACH BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITOR OF IDACORP AND IDAHO POWER


                            3. SHAREHOLDER PROPOSAL

      Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, which states that it owns 200 shares of IDACORP common stock, has notified IDACORP in writing that it intends to present a resolution for action by the shareholders at the Annual Meeting. The text of the resolution and the supporting statement submitted by the sponsor are as follows:

         CALVERT ASSET MANAGEMENT'S PROPOSAL FOR AN INDIGENOUS PEOPLES'
                            RIGHTS POLICY AT IDACORP

      Whereas, Idacorp faces complex problems as its hydroelectric power plants impact the survival and security of American Indians and other indigenous peoples;

      Whereas, The United Nations (UN) states that the world's population of indigenous peoples is over 350 million and represents over 5,000 languages and cultures in more than 70 countries on every continent. Over the years, the basic human rights and fundamental freedoms of indigenous peoples continue to be violated as they are increasingly marginalized and face ongoing oppression, including the denial of their cultural rights;

      Whereas, Indigenous rights to ancestral homelands, self-determination, livelihood, and culture are often threatened by companies;

      Whereas, Idacorp's three-dam Hells Canyon Complex in Idaho has affected the treaty-reserved fishing and hunting rights of American Indian tribes. The Hells Canyon Complex provides approximately 75% of the hydroelectric power generated by Idacorp.

      Whereas, the construction of the hydroelectric dams have also blocked fish runs of chinook salmon and other anadromous fish from reaching their habitat, as well as environmental repercussions for other species. Sockeye salmon, chinook salmon, and steelhead from the Snake River have been listed as endangered or threatened under the U.S. Endangered Species Act according to the U.S. Fish and Wildlife Service. Failure to rebuild and restore fishing can devastate fishing-dependent communities, such as certain American Indian tribes.

      Whereas, we understand that Idacorp settled a lawsuit for $11.5 million with the Nez Perce in 1996 for infringing on fishing rights. We understand that the company built a fish hatchery as a result of that settlement.

      Whereas, international treaties such as the UN Convention on Biological Diversity recognizes that indigenous peoples have ownership and use of the lands they occupy, and the intellectual property rights associated with those uses. International Labor Organization Conventions call upon nations to promote the rights of indigenous peoples;

      Whereas, we believe global companies need to develop and implement a comprehensive policy on the rights of indigenous peoples, similar to Calvert's Policy on Indigenous Peoples' Rights. Companies need to formulate policies and implement practices to address the challenges they face when their operations impact the survival and security of indigenous peoples around the world.

      Whereas, Idacorp should be in a position to assure shareholders that its operations do not negatively impact indigenous peoples.

      Resolved, that the shareholders hereby request the Board of Directors of IDACORP to:

      o Establish a formal written policy on the rights of indigenous peoples.

      o Hold on-going consultations and dialogue with affected American Indian tribes on the impact of our company's operations.

      o Report a summary of the company's actions with respect to Indigenous Peoples to shareholders by August 2002.

      THE POSITION OF THE BOARD OF DIRECTORS OF IDACORP, INC. WITH RESPECT TO CALVERT ASSET MANAGEMENT'S PROPOSAL:

      THE BOARD HAS CONSIDERED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" IT FOR THE FOLLOWING REASONS:

      The Company values and respects the rights of indigenous peoples. At the policy decision-making level, the Company has developed a process for addressing issues related to Native American Tribes. The policymaking body that has been created under this process draws on the expertise of anthropologists, archaeologists, fisheries biologists and Indian law attorneys. The Company believes that its policy towards indigenous peoples is responsive, flexible and adaptable to changing circumstances. The Company engages in regular consultations with the Native American tribes in Idaho Power Company's coverage area pursuant to provisions of the 1980 Settlement Agreement, the 1996 Settlement Agreement with the Nez Perce Tribe, and Native American Tribes have played an integral part in the Company's process to prepare an application to relicense the Hells Canyon Complex.

      At the Hells Canyon Complex, the Company has undertaken extensive mitigation efforts for those regional fisheries that are subject to tribal harvest rights and that have been impacted by the construction and operation of the Complex. Among these efforts is the Company's voluntary Fall Chinook Plan, which assists endangered Fall Chinook, directly benefiting regional tribes that have a treaty right to harvest that type of fish. Moreover, when the Nez Perce Tribe filed an action against Idaho Power for allegedly violating its fish-harvesting rights, a federal court held that Idaho Power was not liable. Notwithstanding the court's decision, Idaho Power later entered into a Settlement Agreement with the Tribe for business reasons associated with litigation risk and to obtain the Tribe's cooperation in connection with the relicensing of the Complex.

      The Company believes that, given the Company's longstanding awareness of its responsibilities to indigenous communities, implementing this proposal would not be a prudent use of its resources.

      THEREFORE, THE IDACORP BOARD URGES SHAREHOLDERS TO VOTE "AGAINST" THIS PROPOSAL.

                            4. SHAREHOLDER PROPOSAL

      Trillium Asset Management Corporation, 104 South Capitol Boulevard, Boise, Idaho 83702, manages the Advocacy Fund which is the beneficial owner of 400 shares of IDACORP common stock, 150 of which have been held for longer than one year, has notified IDACORP in writing that it intends to present a resolution for action by the shareholders at the annual meeting. The text of the resolution and the supporting statement submitted by the sponsor are as follows:

           TRILLIUM ASSET MANAGEMENT CORPORATION SHAREHOLDER PROPOSAL

      IDACORP subsidiary Idaho Power is the owner and operator of the Hells Canyon Complex of three dams and their reservoirs located on the Snake River. With a total nameplate capacity of 1,166 megawatts, the Complex is one of the largest privately owned hydroelectric projects in America.

      The Hells Canyon Complex represents a crucial financial and strategic asset to Idaho Power. In a typical year, the Complex produces approximately 50% of the company's generated electricity. The Complex's Brownlee reservoir provides Idaho Power flexibility in the timing, amount and value of electricity it generates.

      Idaho Power is seeking the relicensing of the Hells Canyon Complex. Its current license expires in 2005.

      Under the Federal Power Act, operators of non-federal hydropower projects are generally required to obtain a license from the Federal Energy Regulatory Commission (FERC). The Act requires FERC, in the relicensing process, to give "equal consideration" to power and non-power values including "the protection, mitigation of damage to, and enhancement of, fish and wildlife (including related spawning grounds and habitat)."

      The Hells Canyon Complex forms an upstream barrier to the movement and migration of fish and has a significant impact on water quality and recreation.

      The original license for the Hells Canyon Complex required Idaho Power to implement fish passage at the dams. However, at present, the Complex lacks fish passage. What measures Idaho Power will be required to take regarding fish passage to ensure the relicensing of the Complex remains unresolved.

RESOLVED

      Shareholders request that the Board issue a report to shareholders by October 2002, prepared at reasonable cost and omitting proprietary information, reviewing the relicensing process for the Hells Canyon Complex and outlining the expected impact to shareholder value of any remedial capital spending or limits on operations of the Complex required to secure relicensing.

SUPPORTING STATEMENT

      In the report to shareholders, we request information on the expected impact to shareholder value of any remedial capital spending or limits on operations of the Complex stemming from factors including - but not limited to
- the following:

      o Any mitigation required by FERC or otherwise implemented by Idaho Power in the course of relicensing to protect or restore the habitats of fish and other wildlife and meet water quality standards

      o Any mitigation implemented by Idaho Power from negotiations with stakeholders, including American Indian tribes, environmental and wildlife organizations, farmers, power users, and federal, state or local authorities

      o Any impact on the relicensing or operation of the Hells Canyon Complex stemming from the implementation of the December 2000 Biological Opinion for Columbia and Snake River salmon, including potential removal or retaining of the four Lower Snake River dams operated by the U.S. Army Corps of Engineers

      Hells Canyon Complex is a critical financial and strategic asset to our company. The costs to Idaho Power of litigation, environmental mitigation and settlements with stakeholders could be material to shareholders.

      As shareholders, we consider it crucial that IDACORP be transparent regarding the financial impact to the company of relicensing of the Hells Canyon Complex.

      THE POSITION OF THE BOARD OF DIRECTORS OF IDACORP, INC. WITH RESPECT TO TRILLIUM ASSET MANAGEMENT CORPORATION'S PROPOSAL:

      THE BOARD HAS CONSIDERED THIS PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" IT FOR THE FOLLOWING REASONS:

      This proposal calls for a report to be issued to shareholders in October 2002 reviewing the relicensing process for Hells Canyon Complex and assessing the impact on shareholder value of any capital spending or limits on operations of the Complex required to secure relicensing. As part of its reporting obligations under the Securities Exchange Act of 1934, the Company has, and will continue to, disclose all material information surrounding the relicensing of the Complex, including its potential impact on shareholder value, when that information becomes available. Therefore, the Company believes that implementing this proposal would impose an unnecessary burden on the Company without providing shareholders with any additional benefit.

      While the Company is supportive of the general intent of the proposal, the Company believes that, given its longstanding awareness of its responsibilities of disclosure to shareholders, implementing this proposal would not be a prudent use of its resources.

      THEREFORE, THE IDACORP BOARD URGES SHAREHOLDERS TO VOTE "AGAINST" THIS PROPOSAL.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

      The Audit Committee of the IDACORP and Idaho Power Boards of Directors (the Committee) is composed of four independent directors, as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards, and operates under a written charter adopted by each Board of Directors. The Committee recommends to each Board of Directors, subject to shareholder ratification, the selection of the independent accountants.

      Management is responsible for the internal controls and the financial reporting process of IDACORP and Idaho Power. The independent accountants are responsible for performing an independent audit of the consolidated financial statements of IDACORP and Idaho Power in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

      In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the consolidated financial statements of IDACORP and Idaho Power were prepared in accordance with generally accepted-accounting principles, and the Committee has reviewed and discussed the audited consolidated financial statements of IDACORP and Idaho Power with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

      Finally, the Committee discussed with the independent accountants services, other than audit services, which they have provided to IDACORP and Idaho Power and considered whether the providing of and payment for such services is compatible with maintaining the independence of the independent accountants.

      Based on the Committee's review and discussions referred to above, the Committee recommended to each Board of Directors that the audited consolidated financial statements of IDACORP and Idaho Power be included in their respective Annual Reports on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.


                                        Jack K. Lemley (Chairman)
                                        Rotchford L. Barker
                                        Gary G. Michael
                                        Peter T. Johnson

               INDEPENDENT ACCOUNTANT BILLINGS FOR THE YEAR 2001

      The following table sets forth the fees billed or expected to be billed by the independent accountants to IDACORP and Idaho Power for the year 2001.

FEES BILLED
Audit Fees . . . . . . . . . . . . . . . . . . . . . . . .   $  336,610

Financial Information Systems Design
and Implementation Fee . . . . . . . . . . . . . . . . . .        - 0-

All Other Fees:
    Audit-Related Fees . . . . . . . . . . . . . . . . . .   $  220,628(a)
    Non-Audit Related Fees . . . . . . . . . . . . . . . .   $1,132,335(b)
                                                             ----------
    Total (All Other Fees) . . . . . . . . . . . . . . . .   $1,352,963
                                                             ==========

(a) Includes fees for comfort letters, audits of the Company's benefit plans and stand alone audits of subsidiaries.

(b) Includes tax consulting and computer system implementation advisory services, network security assessments, and internal audit support services related to information technology. Other non-audit related fees also includes $120,000 of fees for services provided by Deloitte Consulting. Deloitte & Touche has recently announced its intent to separate Deloitte Consulting from its Firm.

                                 OTHER BUSINESS

      Neither the IDACORP nor the Idaho Power Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Meeting and this Joint Proxy Statement. The IDACORP Board of Directors have been informed that the two shareholder proposals discussed in this Proxy Statement will be presented to the meeting by others. In addition, a shareholder submitted a proposal for inclusion in the proxy statement, which IDACORP has omitted pursuant to Rule 14a-8 of the Securities and Exchange Commission's proxy rules. If the shareholder should present the proposal at the Joint Annual Meeting, it is the intention of the persons named in the proxy to vote against such proposal. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

      At the meeting, management will report on the business of IDACORP and Idaho Power, and shareholders will have an opportunity to ask questions.

                             PRINCIPAL SHAREHOLDERS

      The following table presents certain information regarding shareholders who are known to IDACORP or Idaho Power to be the beneficial owners of more than 5 percent of any class of voting securities of IDACORP or Idaho Power as of March 1, 2002:

                                 NAME AND ADDRESS       AMOUNT AND NATURE OF    PERCENT
CLASS OF STOCK                  OF BENEFICIAL OWNER     BENEFICIAL OWNERSHIP    OF CLASS
--------------                 ---------------------    --------------------    --------
Idaho Power Common Stock       IDACORP, Inc.(1)               37,612,351          100
                               1221 W. Idaho Street
                               Boise, Idaho 83702

-------------
(1) As a result of the formation of the holding company, IDACORP became the holder of all issued and outstanding shares of Idaho Power common stock on October 1, 1998.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the number of shares of IDACORP common stock and Idaho Power preferred stock beneficially owned on March 1, 2002, by the Directors and nominees, by those Executive Officers named in the Summary Compensation Table and by the Directors and Executive Officers of IDACORP and Idaho Power as a group:

                                                                 AMOUNT OF
                                                                 BENEFICIAL        STOCK      PERCENT
TITLE OF CLASS    NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)     OPTIONS(2)   OF CLASS
--------------    ------------------------                     --------------   ------------  ---------
Common Stock      Rotchford L. Barker . . . . . . . . . . .        10,622                         *
Common Stock      Roger L. Breezley . . . . . . . . . . . .         1,488                         *
Common Stock      John B. Carley. . . . . . . . . . . . . .         4,182                         *
Common Stock      Christopher L. Culp, Ph.D.(3) . . . . . .            --                         *
Common Stock      Jack K. Lemley(4) . . . . . . . . . . . .         4,622                         *
Common Stock      Evelyn Loveless . . . . . . . . . . . . .         2,395                         *
Common Stock      Gary G. Michael . . . . . . . . . . . . .         3,213                         *
Common Stock      Jon H. Miller . . . . . . . . . . . . . .         1,122                         *
Common Stock      Peter S. O'Neill. . . . . . . . . . . . .         1,886                         *
Common Stock      Jan B. Packwood . . . . . . . . . . . . .        72,457          32,000         *
Common Stock      Robert A. Tinstman. . . . . . . . . . . .         3,622                         *
Common Stock      J. LaMont Keen(5) . . . . . . . . . . . .        35,843          14,000         *
Common Stock      Richard Riazzi. . . . . . . . . . . . . .        26,431          14,000         *
Common Stock      James C. Miller . . . . . . . . . . . . .        20,087          14,000         *
Common Stock      Robert W. Stahman(6). . . . . . . . . . .        17,227             800         *
Common Stock      All Directors and Executive Officers of
                  IDACORP as a group (15 persons) . . . . .       205,197                         *
Preferred Stock   All Directors and Executive Officers of
                  IDACORP as a group (15 persons) . . . . .            27                         *
Common Stock      All Directors and Executive Officers of
                  Idaho Power as a group (22 persons) . . .       245,943                         *
Preferred Stock   All Directors and Executive Officers of
                  Idaho Power as a group (22 persons) . . .            27                         *
-------------

*     Less than 1 percent.

(1) Includes shares of Common Stock subject to forfeiture and restrictions on transfer issued pursuant to the 1994 Restricted Stock Plan. Also includes shares of common stock that beneficial owner has the right to acquire within 60 days upon exercise of stock options.

(2)   Included in the amount of beneficial ownership column.

(3)   Mr. Culp joined the Board in late March 2002.

(4) Mr. Lemley disclaims all beneficial ownership of the 2,500 shares owned by his wife.

(5) Mr. Keen disclaims all beneficial ownership of the 167 shares owned by his wife and 13 shares held by wife for child.

(6) Mr. Stahman disclaims all beneficial ownership of the 23 shares held by wife for children.

      Except as indicated above, all Directors and Executive Officers have sole voting and investment power for the shares held by them including shares owned through the Employee Savings Plan and the Dividend Reinvestment and Stock Purchase Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon a review of IDACORP and Idaho Power records and copies of reports on Forms 3, 4 and 5 furnished to IDACORP and Idaho Power or written representations that no reports on Form 5 were required, IDACORP and Idaho Power believe that during 2001 all persons subject to the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934, as amended, filed the required reports on a timely basis except Peter T. Johnson for whom a late Form 4 was filed.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

                        REPORT OF COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

GENERAL

      The IDACORP Board of Directors Compensation Committee, which is the same as the Idaho Power Compensation Committee, ("Committee") established all components of 2001 compensation for the Executive Officers of IDACORP and Idaho Power. There were no extra salary adjustments for the Executive Officers who serve in the same positions at IDACORP and Idaho Power.

      The Committee administers the IDACORP and Idaho Power executive compensation program. As such, the Committee is responsible for recommending (1) the compensation philosophy, (2) executive compensation plans that support the philosophy, and (3) the appropriate levels of compensation for Executive Officers. The Committee is composed of four independent, non-employee Directors. Following the development of recommendations by the Compensation Committee, all issues related to executive compensation are submitted to the full Boards of Directors of IDACORP and Idaho Power (which are the same) for approval. The Boards approved, without modification, all executive compensation recommendations of the Committee for 2001.

COMPENSATION PHILOSOPHY

      The compensation philosophy for IDACORP and Idaho Power Executive Officers is consistent with the compensation philosophy Idaho Power has adopted for all employees, except that for Executive Officers and senior managers the Committee has aligned short-term and long-term incentive plans with corporate financial performance and increased the percentage of their total compensation which is at risk. The Idaho Power compensation program is designed to:

      1. manage employee compensation as an investment with the expectation employees will contribute to Idaho Power's financial performance, its environmental record and public reputation;

      2. be competitive with respect to those companies in the markets in which we compete for employees, allowing Idaho Power to successfully attract and retain the qualified employees necessary for long-term success;

      3. recognize individuals for their demonstrated ability to perform their position responsibilities and create long-term shareholder value; and

      4.    balance total compensation with Idaho Power's ability to pay.

COMPENSATION MARKET

      As part of its review of the IDACORP/Idaho Power executive total compensation program (base salary, annual and long term incentives and retirement) completed during 2000, the Committee studied the appropriate competitive market for executive compensation. The previous competitive market was electric utilities with revenues ranging from $500 million to $1 billion annually. After review, the Committee concluded that this market did not appropriately reflect the size, complexity and diversity associated with IDACORP/Idaho Power. In November 2000, the Committee selected twelve comparable electric utility holding companies with similar business lines with average annual revenues of $1.8 billion as the new competitive market for executive total compensation. The Committee believes this competitive market to be more representative of IDACORP/Idaho Power's size, complexity and diversity while still reflective of total revenues.

2001 BASE SALARIES

      Salary ranges for Executive Officers are reviewed annually and are supported by salary comparisons with similar positions in twelve electric utility holding companies referred to above. The competitive point for executive compensation for 2001 was targeted near the median of the salary levels for executive officers of these utilities. Actual compensation of individual Executive Officers is based upon their levels of responsibility, experience in their positions, prior experience, breadth of knowledge and job performance. The electric utility group utilized by the Committee to compare Executive Officer salaries is different from the EEI 100 Electric Utilities Index group utilized by IDACORP to compare the financial performance of IDACORP and Idaho Power with a nationally recognized industry standard.

      In January of 2001, the Committee recommended adjustments to the 2001 salary ranges for the Executive Officer group based on the annual Executive Officer compensation review referenced above. Salary adjustments for 2001 averaged approximately 14 percent, to move them nearer the median of the comparison group. The Committee considered each of the factors discussed above but did not assign a formal weighting for each factor.

SHORT-TERM INCENTIVE COMPENSATION

      The Executive Incentive Plan ties a portion of each executive's annual compensation to achieving certain financial goals. For 2001, the established financial goals were in the areas of earnings per share and return on common equity. Each goal is designed with a minimum or threshold level and a series of five levels above the threshold with each level having a multiplier which increases as the performance requirement under the goal increases. The threshold level for earnings per share was $2.78 per share with a multiplier of .25; the maximum level was $3.12 per share with a 1.00 multiplier. In 2001, IDACORP earned $3.35 per share. The threshold level for return on common equity was
12.20 percent with a multiplier of .25 with the maximum level at 13.50 percent with a 1.00 multiplier. In 2001, IDACORP's return on common equity was 14.3 percent. The award opportunities vary by position as a percentage of base salary with the award opportunities for the officers ranging from a minimum of 7.5 percent to a maximum of 100 percent. The Executive Incentive Plan does not permit the payment of awards if there is no payment of awards under the Employee Incentive Plan. The performance levels within each goal were established based upon the performance in previous years with the higher levels requiring achieving goals in excess of performance in previous years in each goal. In 2001, IDACORP achieved the maximum performance for each goal, and as a result, Executive Officers received the maximum award under the Executive Incentive Plan. Mr. Riazzi, in addition to being Senior Vice-President - Generation and Marketing for IDACORP, is also President of IDACORP Energy LP, IDACORP's trading subsidiary. In the calendar year 2001, Mr. Riazzi was eligible for IDACORP Energy's 2001 Incentive Plan. The IDACORP Energy 2001 Incentive Plan is based upon acheivement of certain financial goals. The plan is funded based upon a percentage of earnings before taxes, with awards based upon individual performance, relative ranking within the group and for Mr. Riazzi at the discretion of the

IDACORP CEO. Awards under the Executive Incentive Plan and the IDACORP Energy 2001 Incentive Plan are reflected in the bonus column of the Summary Compensation Table.

LONG-TERM INCENTIVE COMPENSATION

      Long-term incentive awards are intended to develop and retain strong management through share ownership and incentive awards that recognize future performance and maximize stockholder value. Restricted Stock and (with the adoption by shareholders of the IDACORP 2000 Long-Term Incentive and Compensation Plan at the May 2000 Annual Meeting) stock options were the long-term incentives granted to executive officers in 2001.

      When awarding long-term incentives, the Committee considers an executive's level of responsibility, prior experience, individual performance criteria, as well as the compensation practices of the peer group of companies used to evaluate total compensation. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

      1.    Restricted Stock Plan

      The 1994 Restricted Stock(Plan ("Plan"), approved by shareholders at the May 1994 Annual Meeting, was implemented in January 1995 as an equity-based long-term incentive plan. In January of 1999, a grant was made under the Plan for a three year restricted period through December 31, 2001, with a target CEPS of $7.05. The total CEPS for the three year restricted period was $9.50 resulting in awards earned for 2001 at the maximum level for all named executives. A new grant under the Plan was made in January 2001, with a three-year restricted period beginning January 1, 2001 and ending December 31, 2003, with a single financial performance goal of Cumulative Earnings Per Share ("CEPS"). To receive a final share award each executive officer must be employed, as an officer, during the entire restricted period (with certain exceptions), and IDACORP must achieve the CEPS performance goal established by the Board of Directors. The restricted stock grant percentage (expressed as a percentage of base salary converted into shares of stock based upon the closing stock price for a share of IDACORP common stock on December 31 of the year preceding the grant) varied by position with the percentages for the Chief Executive Officer ranging from a minimum of 18 percent to a maximum of 53 percent. For all other Executive Officers, the percentage ranged from a minimum of 13 percent to a maximum of 45 percent. The target grant percentages for new grants are reviewed annually as part of the annual Executive Officer compensation review referenced above and the 2001 grants were at a level below the median target levels among the comparison group.

      2.    Stock Options

      The IDACORP 2000 Long-Term Incentive and Compensation Plan, approved by shareholders at the May 2000 Annual Meeting, was implemented in July 2000 as a second equity-based long-term incentive. In January of 2001, stock options with an exercise price set at fair market value on the date of grant were granted to IDACORP and Idaho Power executive officers, including the Chief Executive Officer. Because the exercise price of these options is equal to the fair market value of IDACORP's common stock on the date of grant, the options have value only if the stock price appreciates from the value on the date the options were granted. The options vest ratably over five years (20% per year). The size of each award was determined based on the criteria for awarding long-term incentives stated above and ranged from 4,000 options to each of the Vice Presidents, to 30,000 for the three Senior Vice-Presidents, to 60,000 options for the CEO.

      The 2001 compensation paid to IDACORP and Idaho Power executive officers qualified as fully deductible under federal tax laws. The Committee continues to review the impact of federal tax laws on executive compensation, including
Section 162(m) of the Internal Revenue Code.

CEO COMPENSATION - 2001

      In January of 2001, Mr. Packwood was granted a salary increase of 16 percent. The competitiveness of Mr. Packwood's salary was reviewed based upon comparisons with salaries of chief executive officers of twelve comparable electric utility holding companies referred to above. The competitive point for Mr. Packwood's salary is targeted near the median of this comparison. The actual 2001 salary adjustment for Mr. Packwood placed him 5.8 percent above the median of salary levels for chief executive officers of the comparison group and is based on the level of his responsibilities, the depth of his experience, his job performance and the overall competitive level of his current compensation based on the annual Executive Officer compensation review referenced above. The Committee considered each of these factors but did not assign a formal weighting for each factor.

      Mr. Packwood is a participant in the Executive Incentive Plan with a 2001 award opportunity ranging from a minimum of 12.5 percent to a maximum of 100 percent of base salary. This award level was established based upon the Executive Officer compensation review referenced above. In 2001, the Company achieved the maximum level of performance for each goal area, and as a result, Mr. Packwood will receive an award under the Executive Incentive Plan of 100 percent of his base salary. Mr. Packwood is a participant in the Restricted Stock Plan as discussed above. In January of 1999, a grant was made to Mr. Packwood under the Restricted Stock Plan for a three year restricted period through December 31, 2001. The Company achieved the maximum level of performance for the three year restricted period and as a result, Mr. Packwood will receive an award at the maximum level of 45 percent for 2001, which is 3,731 shares. Mr. Packwood received a restricted stock grant at the target level of 35 percent in 2001 and will receive a final share award after the restricted period ends in December 2003 if he remains employed by the Company as an officer during the entire restricted period (with certain exceptions) and IDACORP achieves its CEPS performance goal established by the Board of Directors. In addition, Mr. Packwood received a stock option grant of 60,000 shares in January of 2001 under the IDACORP 2000 Long-Term Incentive and Compensation Plan with an exercise price set at fair market value vesting ratably over a five year period (20% per year) contingent upon Mr. Packwood's continued employment with the Corporation. The incentive awards were intended to place a greater portion of Mr. Packwood's total compensation for 2001 "at risk".

                                                 John B. Carley, Chairman
                                                 Peter T. Johnson
                                                 Evelyn Loveless
                                                 Peter S. O'Neill

                            IDACORP AND IDAHO POWER
                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM COMPENSATION
                                                                 ---------------------------
                                      ANNUAL COMPENSATION                  AWARDS
                                 -----------------------------   ---------------------------
                                                                 RESTRICTED     SECURITIES
                                                                    STOCK       UNDERLYING        ALL OTHER
NAME AND                                   SALARY       BONUS    AWARD(S)(1)   STOCK OPTION/   COMPENSATION(2)
PRINCIPAL POSITION                YEAR       ($)         ($)         ($)          SARS (#)            ($)
------------------               -----     -------     -------   -----------   -------------   ---------------
Jan B. Packwood . . . . . . . .   2001     500,000     500,000     175,000         60,000            6,800
  President and                   2000     415,000     207,500     145,250        100,000            6,800
  Chief Executive Officer,        1999     343,269     112,500      90,000                           6,400
  IDACORP and Idaho Power

J. LaMont Keen. . . . . . . . .   2001     300,000     240,000      90,000         30,000            6,800
  Sr. Vice President-             2000     250,000     100,000      75,000         40,000            6,270
  Administration &                1999     215,692      65,400      61,800                           6,400
  Chief Financial Officer,
  IDACORP and Idaho Power

James C. Miller . . . . . . . .   2001     210,000     168,000      63,000         30,000             -0-
  Sr. Vice President-             2000     170,000      68,000      51,000         40,000             -0-
  Delivery, Idaho Power           1999     146,923      42,000      35,000                           4,867

Richard Riazzi. . . . . . . . .   2001     300,000   2,250,000      90,000         30,000            6,800
  Sr. Vice President-             2000     250,000     100,000      75,000         40,000            6,800
  Generation & Marketing,         1999     226,692      68,700      54,250                           5,686
  IDACORP and Idaho Power

Robert W. Stahman . . . . . . .   2001     180,000     108,000      45,000          4,000            6,800
  Vice President, General         2000     165,000      49,500      41,250             --            6,800
  Counsel and Secretary           1999     155,000      46,500      38,750                           6,400
  IDACORP and Idaho Power
-------------

(1) The aggregate restricted stock holdings as of December 31, 2001 are as follows: Mr. Packwood held 11,471 ($465,722) shares of restricted stock; Mr. Keen held 6,339 ($257,363) shares of restricted stock; Mr. Miller held 4,153 ($168,611) shares of restricted stock; Mr. Riazzi held 6,130 ($248,878) shares of restricted stock; Mr. Stahman held 3,526 ($143,155) shares of restricted stock. Dividends are paid on restricted stock when and as paid on the IDACORP Common Stock.

(2) Represents the Company's contribution to the Employee Savings Plan (401-k plan).

                    OPTIONS / SAR GRANTS IN FISCAL YEAR 2001

                                  NUMBER OF         % OF TOTAL
                                  SECURITIES       OPTIONS/SARS
                                  UNDERLYING         GRANTED TO     EXERCISE OR
                                 OPTIONS/SARS       EMPLOYEES IN     BASE PRICE                      GRANT DATE VALUE
NAME                              GRANTED(1) #      FISCAL 2001      ($/SHARE)     EXPIRATION DATE         ($)(2)
----                            --------------     --------------  --------------  ---------------   ----------------
Jan B. Packwood . . . . . .        60,000               21.9%          $40.3125     Jan. 18, 2011         $595,800

J. LaMont Keen. . . . . . .        30,000               10.9%          $40.3125     Jan. 18, 2011         $297,900

James C. Miller . . . . . .        30,000               10.9%          $40.3125     Jan. 18, 2011         $297,900

Richard Riazzi. . . . . . .        30,000               10.9%          $40.3125     Jan. 18, 2011         $297,900

Robert W. Stahman . . . . .         4,000                1.5%          $40.3125     Jan. 18, 2011         $ 39,720

-------------

(1) Options were granted pursuant to the 2000 Long-Term Incentive and Compensation Plan. The options vest 20% per year and accelerate upon a change in control.

(2) The grant date values were calculated on the basis of the Binomial option-pricing model. Options were assumed to be exercised 7 years after the date of grant. A risk-free interest rate of 5.11%, stock price volatility of 29% and a dividend yield of 4.60% were used in the calculation of the January option grants to Messrs. Packwood, Keen, Miller, Riazzi and Stahman. The actual value of the options will depend on the market value of the Company's Common Stock on the dates the options are exercised. No realization of value from the options is possible without an increase in the price of the Company's Common Stock, which would benefit all stockholders commensurately.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES


                                                            NUMBER OF
                              SHARES                  SECURITIES UNDERLYING        VALUE OF UNEXERCISED,
                            ACQUIRED ON   VALUE         UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                              EXERCISE   REALIZED      AT FISCAL YEAR-END(1)        AT FISCAL YEAR-END
                                (#)        ($)                  (#)                           ($)
                            -----------  --------  ---------------------------   ------------------------
                                                   EXERCISABLE   UNEXERCISABLE  EXERCISABLE    UNEXERCISABLE
                            -----------  --------  -----------   -------------   -----------   -------------
Jan B. Packwood . . . . . .     -0-        -0-       20,000         140,000         95,750       400,250

J. LaMont Keen. . . . . . .     -0-        -0-        8,000          62,000         38,300       161,825

James C. Miller . . . . . .     -0-        -0-        8,000          62,000         38,300       161,825

Richard Riazzi. . . . . . .     -0-        -0-        8,000          62,000         38,300       161,825

Robert W. Stahman . . . . .     -0-        -0-         -0-            4,000           -0-          1,150

-------------

(1)   Vesting is accelerated upon a change in control.

                             DIRECTOR COMPENSATION

      During 2001, each Director who was not an employee of IDACORP or Idaho Power received $800 for each Board meeting and for each committee meeting attended. Non-employee Directors who are chairmen of Board committees received $1,840 per month; other non-employee Directors received $1,670 per month. In addition, each Director received an annual stock grant under the Director Stock Program of IDACORP common stock equal to approximately $8,000, or 213 shares, in June of 2001. Mr. Miller was elected non-executive Chairman of the Board of IDACORP and Idaho Power effective June 1, 1999. His compensation consists of a monthly retainer of $6,000 and the annual stock grant under the Director Stock Program of $8,000, or 213 shares, in 2001. Mr. Miller does not receive meeting fees for either Board or committee meetings. Directors may defer all or a portion of any retainers and meeting fees under a deferred compensation plan. Under the plan, at retirement Directors may elect to receive one lump-sum payment of all amounts deferred with interest, or a series of up to 10 equal annual payments, depending upon the specific deferral arrangement. A special account is maintained on the books showing the amounts deferred and the interest accrued thereon. The Directors also participate in a non-qualified deferred compensation plan which provides for retirement benefit payments (a maximum of $17,500 per year for a period of 15 years) made to those Directors elected prior to November 30, 1994, at their option, in 180 monthly installments or in a single life annuity with a joint and survivor option and to those Directors elected after November 30, 1994 in a single life annuity with a joint and survivor option.

      Since each director serves on both the IDACORP and Idaho Power Boards and on the same committees of each Board, the monthly retainer applies to service on both Boards as do the meeting fees for the Board meetings and for each committee which has a corresponding committee at both companies. The practice generally is that meetings of the IDACORP and Idaho Power Boards and the corresponding committees are held in conjunction with each other and a single meeting fee is paid to each director for each set of meetings. Separate meeting fees will be paid in the event a Board or committee meeting is not held in conjunction with a meeting of the corresponding Board or committee and for those committee meetings which do not have a corresponding committee.

                            EMPLOYMENT CONTRACTS AND
                          CHANGE OF CONTROL AGREEMENTS

      Idaho Power entered into an employment agreement in 1997 with Richard Riazzi, Vice President - Marketing and Sales, for a three-year term ending December 1999, with automatic one year extensions thereafter unless the parties agree to terminate. The agreement provides for a minimum base salary of $191,000 per year subject to annual review, a phantom stock award made in 1997, plus annual and long-term incentive compensation opportunities. In the event of termination of employment following a change of control, which is defined as the acquisition of beneficial ownership of 20% of voting power, certain changes in the Board, or approval by the shareholders of the liquidation, of certain merger or consolidations or of certain transfers of assets, Mr. Riazzi will receive 18 months base salary plus the greater of two times the most recent annual bonus or two times the average annual bonus for the three previous years, subject to any limitations provided by Section 280G of the Internal Revenue Code.

      IDACORP entered into Change of Control Agreements with the Named Officers in September 1999, which become effective for a three-year period upon a change of control of IDACORP. If a change of control occurs, the Agreements provide that specified payments and benefits would be paid in the event of termination of the Executive's employment (i) by IDACORP, other than for cause, death or disability, or (ii) by the Executive for constructive discharge or retirement, at any time when the Agreements are in effect. In such event, each of the Named Officers would receive payment of an amount equal to two and one-half times his annual compensation, which shall be the highest combined amount of base salary and bonus received by the Named Officer in any one of the five years preceding termination. In addition, under these Agreements, each of the Named Officers would receive (i) the immediate vesting of restricted stock granted prior to the change in control; (ii) outplacement services for 12 months not to exceed $12,000; and (iii) all benefits for a period of 24 months under the welfare benefit plans.

      For these purposes "cause" means the Executive's fraud or dishonesty which has resulted or is likely to result in material economic damage to IDACORP or a subsidiary of IDACORP, as determined in good faith by a vote of at least two-thirds of the non-employee directors of IDACORP at a meeting of the Board at which the Executive is provided an opportunity to be heard. "Constructive discharge" includes material failure by IDACORP to comply with the Agreement, relocation, and certain reduction in compensation or benefits.

      A "change of control" is defined as (i) the acquisition by a party or certain related parties of 20% or more of IDACORP's voting securities; (ii) a purchase by a person of 20% or more of the outstanding stock pursuant to a tender or exchange offer; (iii) shareholder approval of a merger or similar transaction after which IDACORP's shareholders will hold 50% or less of the voting securities of the surviving entity or (iv) a change in a majority of the Board of Directors within a 24-month period without the approval of two-thirds of the members of the Board.

                               PERFORMANCE GRAPH

                SOURCE: BLOOMBERG AND EDISON ELECTRIC INSTITUTE

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        $100 INVESTED DECEMBER 31, 1996







                             [ PERFORMANCE GRAPH ]







      The table shows a Comparison of Five-Year Cumulative Total Shareholder Return for IDACORP Common Stock, the S&P 500 Index and the Edison Electric Institute (EEI) 100 Electric Utilities Index. The data assumes that $100 was invested on December 31, 1996, with beginning-of-period weighting of the peer group indices (based on market capitalization) and monthly compounding of returns. As of October 1, 1998, all outstanding shares of Idaho Power common stock were exchanged on a share-for-share basis for IDACORP common stock.


                                                           EEI 100
                               IDACORP    S & P 500   ELECTRIC UTILITIES
                               -------    ---------   ------------------
                1996           $100.00     $100.00         $100.00
                1997            128.27      133.35          127.37
                1998            130.50      171.46          145.06
                1999            102.56      207.54          118.08
                2000            196.88      188.65          174.72
                2001            171.03      166.24          159.37

                              RETIREMENT BENEFITS

The following table sets forth the estimated annual retirement benefits payable under the Idaho Power Retirement Plan (a qualified defined benefit pension plan for all regular employees) and under the Idaho Power Security Plan for Senior Management Employees (a non-qualified defined benefit plan for senior management employees). The plans cover employees of IDACORP and Idaho Power.

                               PENSION PLAN TABLE


REMUNERATION                              YEARS OF SERVICE
-------------       ------------------------------------------------------------
                       10         15        20        25         30        35

   $ 75,000         $ 45,000   $ 48,750  $ 52,500  $ 56,250   $ 56,250  $ 56,250
   $100,000         $ 60,000   $ 65,000  $ 70,000  $ 75,000   $ 75,000  $ 75,000
   $125,000         $ 75,000   $ 81,250  $ 87,500  $ 93,750   $ 93,750  $ 93,750
   $150,000         $ 90,000   $ 97,500  $105,000  $112,500   $112,500  $112,500
   $175,000         $105,000   $113,750  $122,500  $131,250   $131,250  $131,250
   $200,000         $120,000   $130,000  $140,000  $150,000   $150,000  $150,000
   $225,000         $135,000   $146,250  $157,500  $168,750   $168,750  $168,750
   $250,000         $150,000   $162,500  $175,000  $187,500   $187,500  $187,500
   $275,000         $165,000   $178,750  $192,500  $206,250   $206,250  $206,250
   $300,000         $180,000   $195,000  $210,000  $225,000   $225,000  $225,000
   $325,000         $195,000   $211,250  $227,500  $243,750   $243,750  $243,750
   $350,000         $210,000   $227,500  $245,000  $262,500   $262,500  $262,500
   $375,000         $225,000   $243,750  $262,500  $281,250   $281,250  $281,250
   $400,000         $240,000   $260,000  $280,000  $300,000   $300,000  $300,000
   $450,000         $270,000   $292,500  $315,000  $337,500   $337,500  $337,500
   $500,000         $300,000   $325,000  $350,000  $375,000   $375,000  $375,000
   $550,000         $330,000   $357,500  $385,000  $412,500   $412,500  $412,500
   $600,000         $360,000   $390,000  $420,000  $450,000   $450,000  $450,000

      Benefits under the Retirement Plan for Executive management at normal retirement age are calculated on years of credited service using the average of the highest five consecutive years' salary plus bonus (as reported in the Summary Compensation Table) in the last 10 years before retirement. Benefits under the Security Plan for Senior Management Employees are based upon a similar average of the highest five consecutive years of salary plus bonus in the last 10 years before retirement, a normal retirement age of 62 years, years of participation as a senior management employee, and are payable over the participant's lifetime. Generally, total retirement benefits from the Retirement Plan and Security Plan for Senior Management Employees will range from 60 percent to 75 percent of the participant's average salary plus bonus in the highest five consecutive years in the last 10 years of employment. Idaho Power has established a trust which is made up of trust owned life insurance, stocks and fixed income securities, the value of which are sufficient to cover the liabilities of the Security Plan. Effective August 1, 1996, Idaho Power terminated its Supplemental Employee Retirement Plan (a non-qualified plan that provided benefits that would otherwise have been denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits). Benefits payable from the Retirement Plan and the Security Plan are included in the table above. Benefits shown above are not subject to any deduction for Social Security benefits or other offset amounts.

      As of December 31, 2001, the final five-year average salary plus bonus under the retirement plans as referred to above for the Executive Officers named in the Summary Compensation Table are: Mr. Packwood, $432,365; Mr. Keen, $282,978; Mr. Riazzi, $283,827; Mr. Miller, $188,902; and

Mr. Stahman, $194,390. Years of credited service under the Retirement Plan and years of participation as a senior management employee are, respectively: Mr. Packwood, 31, 25; Mr. Keen, 28, 19; Mr. Miller 25, 14; Mr. Riazzi 5, 5; and Mr. Stahman 24, 19.

                                 ANNUAL REPORT

      IDACORP's 2001 annual report to shareholders, including financial statements for 1999, 2000 and 2001, was mailed on or about April 8, 2002 to all shareholders of record. Idaho Power financial statements for 1999, 2000 and 2001 included in its Annual Report on Form 10-K were mailed to Idaho Power shareholders of record on or about April 8, 2002.

      IDACORP hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the annual report to shareholders, or proxy statement, as applicable, to an IDACORP shareholder at a shared address to which a single copy of the document was delivered. Idaho Power hereby undertakes to deliver promptly, upon written or oral request, a separate copy of the Idaho Power financial statements, or proxy statement, as applicable, to an Idaho Power shareholder at a shared address to which a single copy of the document was delivered. Requests should be addressed to Shareowner Services, 1221 West Idaho Street, Boise, Idaho 83702, telephone 1-800-635-5406.

                   2002 JOINT ANNUAL MEETING OF SHAREHOLDERS

      Nominations for Director may be made only by the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP or Idaho Power, as the case may be, not earlier than 90 days, and not later than 60 days, prior to the first anniversary of this annual meeting.

      Rule 14a-4 of the Securities and Exchange Commission's proxy rules allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for prior year's annual meeting of shareholders or the date specified by an advance notice provision in the company's bylaws. The Bylaws of IDACORP and Idaho Power contain such an advance notice provision. Under the Bylaws, no business may be brought before an annual meeting of the shareholders except as specified in the notice of the meeting or as otherwise properly brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Secretary of IDACORP or Idaho Power, as the case may be, not earlier than 90 days, and not later than 60 days, prior to the first anniversary of this annual meeting.

      For the 2003 Joint Annual Meeting of Shareholders, expected to be held on May 15, 2003, IDACORP and Idaho Power shareholders must submit such nominations or proposals to the Secretary of IDACORP or Idaho Power, as the case may be, no earlier than February 14, 2003 and no later than March 17, 2003.

      The requirements referred to above are separate and apart from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the proxy statement under Rule 14a-8. For the 2003 Joint Annual Meeting of Shareholders expected to be held on May 15, 2003, any shareholder who wishes to submit a proposal for inclusion in the joint proxy materials pursuant to Rule 14a-8 must submit such proposal to the Secretary of IDACORP or Idaho Power, as the case may be, on or before December 9, 2002.

      IT IS REQUESTED THAT EACH SHAREHOLDER WHO CANNOT ATTEND THE MEETING VOTE HIS OR HER PROXY OR PROXIES WITHOUT DELAY.


                                          ANNUAL MEETING OF SHAREHOLDERS
                                          Thursday, May 16, 2002
[ LOGO ] Idaho Power                      10:00 a.m. Local Time
                                          Idaho Power Corporate Headquarters
                                          1221 West Idaho Street
                                          Boise, Idaho  83707

-----------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS FOR VOTING YOUR PROXY

We are now offering shareholders three alternative ways of voting this proxy:

o BY TELEPHONE (using a touch-tone telephone)    o THROUGH THE INTERNET (using a browser)    o BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

/  TELEPHONE VOTING  /  Available until 5:00 p.m. Eastern time on May 15, 2002

      o     This method of voting is available for residents of the U.S. and Canada
      o     On a touch-tone telephone, call TOLL FREE 1-800-858-0073, 24 hours a day, 7 days a week
      o     You will be asked to enter ONLY the CONTROL NUMBER shown below
      o     Have your proxy card ready, then follow the prerecorded instructions
      o     Your vote will be confirmed and cast as you directed

/  INTERNET VOTING  /   Available until 5:00 p.m. Eastern time on May 15, 2002

      o     Visit the Internet voting Website at HTTP://PROXY.GEORGESON.COM
      o     Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
      o     You will incur only your usual internet charges

/  VOTING BY MAIL  /

      o     Simply mark, sign and date your proxy card and return it in the postage-paid envelope
      o     If you are voting by telephone or the Internet, please do not mail your proxy card

The Company has been advised by counsel that the procedures for Internet and Telephonic voting are consistent with the requirements of applicable laws.

                                     /  COMPANY NUMBER  /                  /   CONTROL NUMBER  /




-----------------------------------------------------------------------------------------------------------------------------

  / X /  PLEASE MARK VOTES
         AS IN THIS EXAMPLE.
  -----------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2
  -----------------------------------------------------------------------------------------------------------------------

  1. ELECTION OF DIRECTORS: Nominees:
     01 Roger L. Breezley    02 John B. Carley                            FOR all nominees listed          WITHHOLD
     03 Jack K. Lemley       04 Evelyn Loveless                           (except as indicated to      authority to vote
                                                                               the contrary)           for all nominees

         INSTRUCTIONS: To withhold authority to vote for any individual             /  /                     /  /
         nominee(s), write the name(s) of such nominee(s) in the space provided below.

                                                                             FOR      AGAINST      ABSTAIN
 2.  To ratify the selection of Deloitte & Touche LLP as independent         /  /      /  /          /  /
     auditor for the fiscal year ending December 31, 2002


 ----------------------------------------------------------------------






                                                                                  DATE:
                                                                                       ---------------------------------

                                                                                  ---------------------------------------

                                                                                  ---------------------------------------
                                                                                  Signature(s) in Box

                                                                                  ---------------------------------------

                                                                                  ---------------------------------------
                                                                                  Signature of Joint Owner

[ LOGO ] Idaho Power


                                           April 8, 2002


      Dear Shareholders of Idaho Power Company:

      It is our pleasure to invite you to attend the upcoming 2002 joint annual meeting of Shareholders of Idaho Power Company and IDACORP, Inc. to be held on May 16, 2002, at 10:00 A.M., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

      Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year Idaho Power Company is asking you to elect four Directors, to ratify the appointment of an independent auditor for the fiscal year ending December 31, 2002.




      YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.


            /s/ Jon H. Miller              /s/ Jan B. Packwood
            -----------------              -------------------
            Jon H. Miller                  Jan B. Packwood
            Chairman of the Board          IDACORP President and Chief
                                           Executive Officer
                                           Idaho Power Chief Executive Officer


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                               IDAHO POWER COMPANY
            PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 16, 2002
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
      PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED,
R PROXIES RECEIVED WILL BE VOTED "FOR" PROPOSAL (1), TO ELECT FOUR DIRECTORS, AND "FOR" PROPOSAL (2), TO RATIFY THE APPOINTMENT OF AN
O     INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

X The undersigned hereby appoints Jan B. Packwood and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the
Y undersigned at the Joint Annual Meeting of Shareholders of Idaho Power Company and IDACORP, Inc. and at any adjournment thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein.

      PLEASE DATE, SIGN AND PROMPTLY MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE SO INDICATE FOLLOWING YOUR SIGNATURE IF YOU ARE SIGNING IN A REPRESENTATIVE CAPACITY. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.



                                                          /  SEE REVERSE SIDE  /

                                          ANNUAL MEETING OF SHAREHOLDERS
                                          Thursday, May 16, 2002
[ LOGO ] IDACORP                          10:00 a.m. Local Time
                                          Idaho Power Corporate Headquarters
                                          1221 West Idaho Street
                                          Boise, Idaho  83707

-----------------------------------------------------------------------------------------------------------------------------

INSTRUCTIONS FOR VOTING YOUR PROXY

We are now offering shareholders three alternative ways of voting this proxy:

o BY TELEPHONE (using a touch-tone telephone)    o THROUGH THE INTERNET (using a browser)    o BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

/  TELEPHONE VOTING  /  Available until 5:00 p.m. Eastern time on May 15, 2002

      o     This method of voting is available for residents of the U.S. and Canada
      o     On a touch-tone telephone, call TOLL FREE 1-800-858-0073, 24 hours a day, 7 days a week
      o     You will be asked to enter ONLY the CONTROL NUMBER shown below
      o     Have your proxy card ready, then follow the prerecorded instructions
      o     Your vote will be confirmed and cast as you directed

/  INTERNET VOTING  /   Available until 5:00 p.m. Eastern time on May 15, 2002

      o     Visit the Internet voting Website at HTTP://PROXY.GEORGESON.COM
      o     Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen
      o     You will incur only your usual internet charges

/  VOTING BY MAIL  /

      o     Simply mark, sign and date your proxy card and return it in the postage-paid envelope
      o     If you are voting by telephone or the Internet, please do not mail your proxy card

The Company has been advised by counsel that the procedures for Internet and Telephonic voting are consistent with the requirements of applicable laws.

                                     /  COMPANY NUMBER  /                  /   CONTROL NUMBER  /


                                         TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
-----------------------------------------------------------------------------------------------------------------------------

  / X /  PLEASE MARK VOTES
         AS IN THIS EXAMPLE.
  -----------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2
  -----------------------------------------------------------------------------------------------------------------------

  1. ELECTION OF DIRECTORS: Nominees:
     01 Roger L. Breezley    02 John B. Carley                            FOR all nominees listed          WITHHOLD
     03 Jack K. Lemley       04 Evelyn Loveless                           (except as indicated to      authority to vote
                                                                               the contrary)           for all nominees

         INSTRUCTIONS: To withhold authority to vote for any individual             /  /                     /  /
         nominee(s), write the name(s) of such nominee(s) in the space provided below.

                                                                             FOR      AGAINST      ABSTAIN
 2.  To ratify the selection of Deloitte & Touche LLP as independent         /  /       /  /         /  /
     auditor for the fiscal year ending December 31, 2002

 ----------------------------------------------------------------------

  -----------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSALS 3 AND 4
  -----------------------------------------------------------------------------------------------------------------------

                                                                             FOR      AGAINST      ABSTAIN
  3. To act upon a shareholder proposal requesting IDACORP to establish      /  /      /  /          /  /
     a written policy on the rights of indigenous peoples

                                                                             FOR      AGAINST      ABSTAIN
  4. To act upon a shareholder proposal requesting IDACORP to provide a      /  /      /  /          /  /
     report reviewing the relicensing process for the Hells Canyon Complex

                                                                                  DATE:
                                                                                       ---------------------------------

                                                                                  ---------------------------------------

                                                                                  ---------------------------------------
                                                                                  Signature(s) in Box

                                                                                  ---------------------------------------

                                                                                  ---------------------------------------
                                                                                  Signature of Joint Owner

[ LOGO ] IDACORP


                                           April 8, 2002


      Dear Shareholders of IDACORP:

      It is our pleasure to invite you to attend the upcoming 2002 joint annual meeting of Shareholders of IDACORP, Inc. and Idaho Power Company to be held on May 16, 2002, at 10:00 A.M., local time, at the Idaho Power Corporate Headquarters, 1221 West Idaho Street, Boise, Idaho. Your Board of Directors and management look forward to personally greeting those shareholders able to attend.

      Information about the business of the meeting and the nominees for election as members of the Board of Directors is set forth in the Notice of Meeting and the Joint Proxy Statement on the following pages. This year IDACORP, Inc. is asking you to elect four Directors, to ratify the appointment of an independent auditor for the fiscal year ending December 31, 2002, to act upon a shareholder proposal requesting IDACORP to establish a written policy on the rights of indigenous peoples and to act upon a shareholder proposal requesting IDACORP to provide a report reviewing the relicensing process for the Hells Canyon Complex.





      YOUR VOTE IS IMPORTANT. YOU CAN BE SURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY RETURNING YOUR COMPLETED PROXY IN THE ENCLOSED ENVELOPE. You may revoke your proxy prior to or at the meeting and may vote in person if you wish.


            /s/ Jon H. Miller              /s/ Jan B. Packwood
            -----------------              -------------------
            Jon H. Miller                  Jan B. Packwood
            Chairman of the Board          IDACORP President and Chief
                                           Executive Officer
                                           Idaho Power Chief Executive Officer


                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

                                   IDACORP, INC.
            PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 16, 2002
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
      PROPERLY EXECUTED PROXIES WILL BE VOTED AS MARKED AND, IF NOT MARKED,
R PROXIES RECEIVED WILL BE VOTED "FOR" PROPOSAL (1), TO ELECT FOUR DIRECTORS, "FOR" PROPOSAL (2), TO RATIFY THE APPOINTMENT OF AN INDEPENDENT
O     AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002, "AGAINST" PROPOSAL
      (3), TO ACT UPON A SHAREHOLDER PROPOSAL REQUESTING IDACORP TO ESTABLISH A
X     WRITTEN POLICY ON THE RIGHTS OF INDIGENOUS PEOPLES AND "AGAINST" PROPOSAL
      (4), TO ACT UPON A SHAREHOLDER PROPOSAL REQUESTING IDACORP TO PROVIDE A
Y     REPORT REVIEWING THE RELICENSING PROCESS FOR THE HELLS CANYON COMPLEX.

      The undersigned hereby appoints Jan B. Packwood and Robert W. Stahman, and each of them, proxies with full power of substitution to vote for the undersigned at the Joint Annual Meeting of Shareholders of IDACORP, Inc. and Idaho Power Company and at any adjournment thereof, on the matters set forth in the Proxy Statement and such other matters as may come before the meeting; and hereby directs that this proxy be voted in accordance with the instructions herein.

      PLEASE DATE, SIGN AND PROMPTLY MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE SO INDICATE FOLLOWING YOUR SIGNATURE IF YOU ARE SIGNING IN A REPRESENTATIVE CAPACITY. IF SHARES ARE HELD JOINTLY, BOTH OWNERS SHOULD SIGN.



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